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                                                                    EXHIBIT 10.3

                      CONDITIONAL UNSECURED PROMISSORY NOTE

$650,000.00                                              July 31, 2002
                                                         Los Angeles, California


         INDEBTEDNESS. FOR VALUE RECEIVED, but expressly subject to the condition indicated under the section titled "Conditional Obligation" below, Navarre Corporation, a Minnesota corporation (hereinafter referred to as "Maker"), promises to pay to the bankruptcy estate of Encore Software, Inc. (hereinafter referred to as "Holder" or "Encore"), or order, at 2029 Century Park East, Suite 300, Los Angeles, CA 90067 or at such other place as may be designated in writing by the holder of this Promissory Note (hereinafter referred to as this the principal sum of Six Hundred Fifty Thousand and 00/100 Dollars ($650,000.00), together with interest accrued thereon if not paid when due. This Note evidences a portion of the purchase price payable by Maker to Encore for the property purchased under that certain Asset Purchase Agreement dated June 7, 2002, as amended and modified by that certain Amended and Restated Asset Purchase Agreement dated July 10, 2002, and by that certain First Amendment dated July 31, 2002 to the Amended and Restated Asset Purchase Agreement (collectively referred to hereinafter as the "Asset Purchase Agreement"), between Maker and Encore.

         INTEREST. Except as provided in the immediately following sentence, no interest shall accrue under this Note. In the event that (i) any payment due under this Note is not paid when due, (ii) Holder provides written notice thereof to Maker and (iii) Maker fails to make such payment within ten (10) days from receipt of such written notice, and without affecting any of Holder's rights and remedies provided herein, the amount due under this Note shall include interest accrued from the date hereof to the date of payment on the unpaid principal balance of this Note at a fixed rate of interest equal to eight percent (8%) per annum.

         PAYMENT. The entire principal amount of this Note shall be due and payable in full on April 1, 2003.

         PREPAYMENT. Maker may prepay all or part of the principal balance due under this Note, without premium or penalty.

         WAIVERS. Maker, for itself, its legal representatives, successors and assigns, except as provided herein, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity and diligence in collection, and consents that Holder may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby.

         CHOICE OF LAW. This Note and all transactions hereunder and/or evidenced hereby shall be governed by, construed under and enforced in accordance with the laws of the State of California.


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         ASSIGNMENT, ETC. Holder reserves the right to sell, assign, transfer, negotiate or grant participation interests in all or any part of or any interest in Holder's rights and benefits hereunder.

         MODIFICATION. This Note may not be changed, modified, amended or terminated orally, but only by a written document executed by Maker.

CONDITIONAL OBLIGATION. Notwithstanding anything to the contrary contained herein, any and all obligations of Maker to make any payments under this Note are expressly conditioned upon Maker receiving Sony's written approval to manufacture the PS2 version of Dragon's Lair ("PS2-DL") by no later than October 17, 2002. If such approval is received on or after October 18, 2002, Holder acknowledges that Maker shall not have the necessary time to properly distribute PS2-DL to all of the retailers for the 2002 Thanksgiving and Christmas holiday seasons, and Maker shall be irreparably harmed and damaged and, therefore, the Holder hereby irrevocably agrees that the Maker shall have no obligation to make any payment under this Note and this Note shall be deemed satisfied and paid in full.

         UNSECURED OBLIGATION.  This Note is an unsecured obligation of Maker.


NAVARRE CORPORATION,
a Minnesota Corporation

By:     /s/ James G. Gilbertson
   -----------------------------------------
Its:     Chief Financial Officer
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